As filed with the Securities and Exchange Commission on September 18, 1998

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                            PATHOGENESIS CORPORATION
                                       AND
               PATHOGENESIS CORPORATION 401(K) PROFIT SHARING PLAN
                               (as Co-Registrants)
               (Exact name of Company as specified in its charter)

                DELAWARE                                 91-1542150
     (State or other jurisdiction of     (I.R.S. Employer Identification Number)
     incorporation or organization)

                             201 ELLIOTT AVENUE WEST
                            SEATTLE, WASHINGTON 98119
               (Address of Company's Principal Executive Offices)
                                 ---------------

               PATHOGENESIS CORPORATION 401(K) PROFIT SHARING PLAN
                            (Full Title of the Plan)


           CAMERON S. AVERY                          COPIES TO:
            GENERAL COUNSEL                         WOON-WAH SIU
       PATHOGENESIS CORPORATION                  BELL, BOYD & LLOYD
   5215 OLD ORCHARD ROAD, SUITE 900    THREE FIRST NATIONAL PLAZA, SUITE 3300
        SKOKIE, ILLINOIS 60077                 CHICAGO, ILLINOIS 60602
            (847) 583-8050                         (312) 372-1121

                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)
                                 ---------------

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

                         CALCULATION OF REGISTRATION FEE

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                                                                   PROPOSED         PROPOSED
                                               AMOUNT               MAXIMUM          MAXIMUM       AMOUNT OF
       TITLE OF EACH CLASS OF                  TO BE            OFFERING PRICE     AGGREGATE     REGISTRATION
     SECURITIES TO BE REGISTERED             REGISTERED            PER UNIT      OFFERING PRICE       FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share    30,000 Shares(1)       $28.1875(2)    $845,625(2)      $250.00(2)
---------------------------------------------------------------------------------------------------------------

Interests in the Plan                          (3)

===============================================================================================================

(1) Estimated maximum aggregate number of shares of Common Stock of PathoGenesis Corporation purchasable with participant contributions under the PathoGenesis Corporation 401(k) Profit Sharing Plan (the "Plan") in the next 36 months. Also includes the associated Preferred Stock Purchase Rights evidenced by certificates of shares of Common Stock that automatically trade with such Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on September 11, 1998, as reported in The Wall Street Journal (Midwest Edition).

(3) Pursuant to Rule 416(c) under the Securities Act, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the PathoGenesis Corporation 401(k) Profit Sharing Plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be included herewith.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be included herewith.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         This registration statement on Form S-8 relates to the registration of an indeterminate number of interests in the PathoGenesis Corporation 401(k) Profit Sharing Plan (the "Plan") pursuant to which participants in the Plan may have the Plan purchase, in the open market, shares of common stock, par value $.001 per share (the "Common Stock"), of PathoGenesis Corporation (the "Company").

         The following documents previously filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

                  (a) The Company's annual report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-27150).

                  (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1998, as amended by Amendment No. 1 on Form 10-Q/A, and June 30, 1998 (File No. 0-27150).

                  (c) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock -Common Stock" in the Company's prospectus constituting a part of the registration statement on Form S-1 (Reg. No. 333-22297), filed on February 25, 1997; and

                  (d) The description of the Company's Preferred Stock Purchase Rights (the "Rights") in the Company's registration statement on Form 8-A filed on July 10, 1997, for the registration of the Rights under
         Section 12(g) of the Securities Exchange Act of 1934 (File No.
         0-27150).

         All reports and other documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

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


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a Delaware corporation to indemnify any director or officer against expenses, judgments, fines and settlements actually and reasonably incurred by such person in connection with any action, suit or proceeding, if such director or officer acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in connection with any action by or in the right of the corporation if such person is adjudged to be liable to the corporation, unless the court determines that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expense that the court shall deem proper. Said section further provides that to the extent that any such person is successful on the merits or otherwise in defense of any action such director or officer shall be indemnified against expenses actually and reasonably incurred by him or her. In addition, a Delaware corporation is authorized to purchase insurance on behalf of its directors and officers against liabilities whether or not in the circumstances the corporation would have the power to indemnify against such liabilities under said section.

         The Company's Amended and Restated Certificate of Incorporation provides for indemnification of the Company's directors, officers, employees and agents, to the fullest extent permitted by the Delaware General Corporation Law, against all expense, liability and loss reasonably incurred or suffered by each such person in connection with any action, suit, or proceeding to which such person was or is made a party or is threatened to be made a party by reason of the fact that such person is a director, officer, employee or agent of the Company; provided, however, except as provided in the Amended and Restated Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such person in connection with a proceeding initiated by such person only if the proceeding was authorized by the board of directors of the Company. The Company has obtained directors and officers insurance covering its directors and executive officers.

         The Company's Amended and Restated Certificate of Incorporation eliminates, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty of care except for liability where the director
(a) breaches his or her duty of loyalty to the Company or its shareholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes a payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this registration statement are listed in the Exhibit Index which appears elsewhere in this registration statement and is hereby incorporated by reference.

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


         The Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS.

         (a)    The Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any prospectus required by Section 10(a)
                      (3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)-(g)  Not applicable.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter

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


has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (i)-(j)  Not applicable.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Skokie, State of Illinois, on September 17, 1998.

                                       PATHOGENESIS CORPORATION



                                       By      /S/ ALAN R. MEYER
                                         --------------------------------
                                                  Alan R. Meyer
                                            Executive Vice President

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

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


/S/ ALAN R. MEYER                         Executive Vice President, Chief                     September 17, 1998
--------------------------------------
Alan R. Meyer                             Financial Officer and Director
                                          (Principal Financial and
                                            Accounting Officer)

WILBUR H. GANTZ                           Chairman, Chief Executive Officer,  )
--------------------------------------
                                          President and Director              )
                                          (Principal Executive Officer)       )
                                                                              )
JOHN GORDON                               Director                            )
--------------------------------------
                                                                              )
                                                                              )
ELIZABETH M. GREETHAM                     Director                            )                By:/S/ ALAN R. MEYER
--------------------------------------                                                           -----------------
                                                                              )                    Alan R. Meyer
                                                                              )                   Attorney-in-Fact
                                                                              )                  September 17, 1998
                                                                              )
                                                                              )
ARTHUR W. NIENHUIS                        Director                            )
--------------------------------------
                                                                              )
                                                                              )
TALAT M. OTHMAN                           Director                            )
--------------------------------------
                                                                              )
                                                                              )
EUGENE L. STEP                            Director                            )
--------------------------------------
                                                                              )
                                                                              )
FRED WILPON                               Director                            )
--------------------------------------



(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of PathoGenesis Corporation.)


         ORIGINAL POWERS OF ATTORNEY AUTHORIZING WILBUR H. GANTZ OR ALAN R. MEYER TO EXECUTE THIS REGISTRATION STATEMENT, AND ANY AMENDMENT THERETO, FOR EACH OF MS.

GREETHAM AND MESSRS. GANTZ, GORDON, MEYER, NIENHUIS, OTHMAN, STEP AND WILPON HAVE BEEN EXECUTED AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

         Pursuant to the requirements of the Securities Act of 1933, PathoGenesis Corporation, which administers the Plan, has duly caused this registration statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the Village of Skokie, State of Illinois, on September 17, 1998.

                                              PATHOGENESIS CORPORATION
                                              401(K) PROFIT SHARING PLAN

                                              By: PATHOGENESIS CORPORATION
                                                  Plan Administrator


                                                   By: /S/ ALAN R. MEYER
                                                       ----------------------
                                                   Alan R. Meyer
                                                   Executive Vice President and
                                                   Chief Financial Officer